As filed with the Securities and Exchange Commission on July 18, 2025

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Priority Technology Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	47-4257046
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2001 Westside Parkway
Suite 155
Alpharetta, GA 30004
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Priority Technology Holdings, Inc. 2021 Employee Stock Purchase Plan
(Full title of the plan)

Bradley Miller
General Counsel, Chief Risk Officer and Corporate Secretary
Priority Technology Holdings, Inc.
2001 Westside Parkway
Suite 155
Alpharetta, GA 30004
(800) 935-5961

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
James Stevens
Troutman Pepper Locke LLP
600 Peachtree Street, NE
Suite 3000
Atlanta, Georgia 30308
(404) 885-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

INCORPORATION BY REFERENCE OF CONTENTS
OF REGISTRATION STATEMENT ON FORM S-8
Priority Technology Holdings, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register an additional 200,000 shares of its common stock, par value $0.001 per share (“Common Stock”) in connection with the amendment of the Registrant’s 2021 Employee Stock Purchase Plan, as amended (the “2021 Employee Stock Purchase Plan”), which was approved by the Registrant’s shareholders on June 13, 2025.

The additional shares of Common Stock issuable pursuant to the 2021 Employee Stock Purchase Plan are securities of the same class as other securities for which Registration Statements on Form S-8 were filed with the Commission on April 1, 2022 (File No. 333-264064) and December 21, 2022 (File No. 333-268919) (the “Prior Registration Statements”). Accordingly, and pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated by reference herein, including the periodic reports that the Registrant filed after the Prior Registration Statement to maintain current information about the Registrant, except to the extent supplemented, amended or superseded by the information set forth below.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.        Incorporation of Documents by Reference.
The following documents filed with the Commission by the Registrant pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference, to the extent that such documents are considered filed with the Commission:
(a)    The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 6, 2025 (File No. 001-37872).
(b) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the Commission on May 6, 2025 (File No. 001-37872).
(c) The Registrant’s Current Reports on Form 8-K, filed with the Commission on January 15, 2025, February 27, 2025, June 13, 3025 and July 8, 2025.
(d)     The description of the Registrant’s capital stock contained in Exhibit 4.5 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024 including any amendment or report filed for the purpose of updating such description.
All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information that are related to such items), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, to the extent such documents are considered filed with the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You may request copies of these documents, at no cost to you, by writing or telephoning us at the below address. Exhibits to the filings, however, will not be sent, unless those exhibits have specifically been incorporated by reference in this document:

Priority Technology Holdings, Inc.
2001 Westside Parkway
Suite 155
Alpharetta, GA 30004
(800) 935-5961

Item 8.        Exhibits.

Exhibit Number	Description
4.1	Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed July 31, 2018)
4.2	Certificate of Amendment to the Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 2.3 to the Registrant’s Annual Report on Form 10-K, filed March 6, 2025)
4.3	Certificate of Designations of Senior Preferred Stock (incorporated by reference to Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K, filed March 6, 2025)
4.4	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1, filed July 26, 2016)
4.5	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed July 31, 2018)
5.1*	Opinion of Troutman Pepper Locke LLP
10.1	Priority Technology Holdings, Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Annual Report on Form 10-K, filed March 6, 2025)
10.2*	Amendment No. 2 to Priority Technology Holdings, Inc. 2021 Employee Stock Purchase Plan
23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm for the Registrant
23.2*	Consent of Troutman Pepper Locke LLP (included in Exhibit 5.1)
24.1	Power of Attorney (contained on the signature page hereto)
107*	Filing Fee Table

*    Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia, on July 18, 2025.

PRIORITY TECHNOLOGY HOLDINGS, INC.
By:	/s/ Timothy M. O'Leary
Name:	Timothy M. O’Leary
Title:	Chief Financial Officer

POWERS OF ATTORNEY
Each person whose signature appears below hereby constitute and appoint Thomas C. Priore and Timothy M. O’Leary, or any one of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments thereto and any registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Thomas C. Priore	President, Chief Executive Officer and Chairman (Principal Executive Officer)	July 18, 2025
Thomas C. Priore
/s/ Timothy M. O'Leary	Chief Financial Officer (Principal Financial Officer)	July 18, 2025
Timothy M. O’Leary
/s/ Rajiv Kumar	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	July 18, 2025
Rajiv Kumar

/s/ Marc Crisafulli	Director	July 18, 2025
Marc Crisafulli

/s/ Marietta C. Davis	Director	July 18, 2025
Marietta C. Davis

/s/ Christina M. Favilla	Director	July 18, 2025
Christina M. Favilla

/s/ Clayton Main	Director	July 18, 2025
Clayton Main

/s/ Michael Passilla	Director	July 18, 2025
Michael Passilla